As Filed with the Securities and Exchange Commission on August 11, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Aug. 11, 2006 (Aug. 8, 2006)

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On Aug. 8, 2006, Monsanto Company’s People and Compensation Committee approved the Monsanto Company Fiscal Year 2007 Annual Incentive Plan (the “2007 Plan”). The 2007 Plan covers the performance period September 1, 2006 through August 31, 2007. Eligibility includes regular employees who do not participate in a local sales or manufacturing annual incentive plan. The 2007 Plan also excludes from eligibility all employees (Monsanto or Seminis) employed in the U.S. who are members of a collective bargaining unit with whom incentive compensation was the subject of good faith bargaining. Funding of the 2007 Plan is determined by the Company’s attainment of certain financial goals related to sales growth (10% weighting), earnings per share (50% weighting) and cash flow (40% weighting) and the determination by the People and Compensation Committee that such attainment satisfies certain subjective performance criteria as determined by the Committee. Various performance levels are approved by the People and Compensation Committee with a payout level (as a percentage of target annual incentive opportunity) associated with each level of performance as follows: (i) threshold, 35%, (ii) budget, 100%, and (iii) outstanding, 200%. The incentive pool will be funded at no less than 20% of budget level funding in the event the Company pays dividends with respect to each of its financial quarters ending during the performance period.

A summary of the 2007 Plan can be found in Exhibit 10 filed herewith and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following document is filed as an exhibit to this report:

Exhibit 10	Fiscal Year 2007 Annual Incentive Plan Summary, as approved by the People and Compensation Committee of the Board of Directors on August 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: Aug. 11, 2006

MONSANTO COMPANY

By:         /s/ Christopher A. Martin

Name: Christopher A. Martin

Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10	Fiscal Year 2007 Annual Incentive Plan Summary, as approved by the
	People	and Compensation Committee of the Board of Directors on
August 8, 2006.

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